LEASE



     THIS LEASE is dated as of May 21, 1997, and is by and between AG PROPERTIES, LLC an Oregon limited liability company ("Landlord") and OMNI PRODUCTS, INC. an Oregon corporation ("Tenant").


                                    RECITALS

     Landlord is the owner of that certain parcel of real property (the "Real Property") located at 2320 and 2330 N. E. Columbia Boulevard, City of Portland, County of Multnomah, State of Oregon, 97211 also known as assessor's parcel number R94114- 0950, map 2332. The Real Property is more particularly described on Exhibit A attached hereto and incorporated herein.

     The Real Property is improved with two industrial buildings, one a tilt-up concrete warehouse constructed in 1982 containing approximately 10,800 square feet (including approximately 1200 square feet of finished office space) and the other a metal-clad butler building constructed in 1949 containing approximately 5000 square feet ("Buildings"). The Buildings contain two cranes more particularly described on Exhibit B attached hereto and incorporated herein and electrical service panels which are part of the Buildings. Tenant has been the owner and sole occupant of the Buildings for approximately ten years prior to the conveyance of the Real Property to the Landlord coincidentally with the date of this Lease.

     Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Real Property, the Buildings and any other improvements now or hereafter located on the Real Property.

                           ARTICLE 1 - PREMISES; TERM

     Section 1.01. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, conditions and provisions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, the Real Property, the Buildings and any other improvements now or hereafter located on the Real Property (collectively, the "Premises").

     Section 1.02. Lease Term . The term of this Lease (the "Lease Term ") shall commence on May 21, 1997 (the "Commencement Date") and, unless sooner terminated or extended as hereinafter provided, shall expire on May 20, 2002.

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     Section 1.03. Renewal Term. Provided that Tenant is not in default,  Tenant shall have the option to renew this Lease for one successive term of five (5) years on the following terms and conditions:

          (a) The option granted to Tenant in this Lease is personal to the original Tenant and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than the original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The option granted to Tenant is not assignable, either as a part of an assignment of this Lease or separately or apart therefrom and no option may be separated from this Lease in any manner by reservation or otherwise except as permitted under the provisions of Section 16.1;

          (b) The Renewal Term shall commence on May 21, 2002 and unless sooner terminated as hereinafter provided shall expire on May 21, 2007; and

          (c) The option may be exercised by notice from Tenant to Landlord given not earlier than November 1, 2001. Tenant may give such notice thereafter during the Lease Term unless Landlord gives Tenant notice before November 1, 2001 that Tenant's notice of its exercise of the option must be given between November 1, 2001 and December 31, 2001, whereupon Tenant's notice under this Section 1.03(c) may be given only during such period.

     The giving of such notice shall be sufficient to make this Lease binding for the Renewal Term and Landlord and Tenant shall be bound to take steps required in connection with the determination of rent.

     The terms and conditions of this Lease for the Renewal Term shall be identical with the Lease Term except for rent. Rent for the Renewal Term shall be the greater of the rent during the Lease Term and the fair market rent for the Renewal Term. If Landlord and Tenant do not agree upon rent by March 1, 2002, the rent shall be determined as follows: By March 15, 2002, Landlord and Tenant shall retain one qualified independent real property appraiser familiar with commercial rental values in the area of the Premises. If the parties do not retain an appraiser by March 15, 2002, then Landlord and Tenant shall each choose an independent, qualified real property appraiser familiar with commercial rental values in the area of the Premises. If the parties jointly select an appraiser, the value determined by that appraiser shall be the fair market rent for the Renewal Term. In the event two appraisers are utilized, the fair market rent for the Renewal Term shall be the average of the determinations by the two appraisers, unless the difference between the two appraisers is greater than 10%. In such an event, a third appraiser shall be selected by the two appraisers. The two closest appraisals of the three appraisals shall be averaged and that amount shall be the fair market rent for the Renewal Term. If one appraiser is jointly selected, the appraisal costs shall be shared equally


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by Landlord and Tenant.  If two  appraisers  or three  appraisers  are utilized,
Landlord and Tenant shall pay the costs of the appraiser they selected, and the cost of the third appraiser shall be paid by the party whose appraiser's value was not averaged. If the parties do not jointly retain a single appraiser by March 15, 2002 and thereafter Landlord or Tenant shall fail to name an appraiser by March 25, 2002, the fair market rent for the Renewal Term shall be determined by the appraiser who has been selected. An appraiser shall be directed to determine the fair market rent for the Renewal Term within 30 days after appointment and the decision of the single appraiser or the average of the two appraisers, as the case may be, shall be final and binding upon both parties.

                ARTICLE 2 - CONDITION OF THE PREMISES AND SIGNAGE

     Section 2.01. Condition. Tenant hereby accepts possession of the Premises in an "as is" condition, subject to Section 2.02. Tenant acknowledges that Landlord makes no warranty as to the condition of the Premises or its suitability for any particular use.

     Section 2.02. Change of Condition. In connection with the sale of the Premises by Tenant to Landlord, the parties have agreed that during the Lease Term certain repairs and improvements will be made in accordance with an "Abbreviated Form of Agreement Between Owner and Contractor" wherein JMC Construction, Inc. is the Contractor and Landlord is the Owner, a copy of which is marked Exhibit C attached hereto and incorporated herein ("Construction Contract"). The damages to be repaired are those identified in Grubb & Ellis' Property Condition Report dated February 12, 1997, together with any other damage discovered during the making of repairs. The repairs ("Repairs") are those set forth on page 2 of Attachment A of the Construction Contract together with any additional repairs required by law, rule, regulation or ordinance. The improvements ("Improvements") are those set forth on page 1 of Attachment A of the Construction Contract. Landlord covenants to cause the Repairs and Improvements to be timely performed or constructed in accordance with the Construction Contract, as it may be amended or replaced as provided in this Section. No change orders or other modifications to the Construction Contract shall be made without the prior written consent of Tenant. Landlord and its agent shall keep Tenant informed of, and consult with Tenant on all matters related to the Repairs and Improvements. If Tenant, in good faith and with sufficient cause under Section 20.02 of the Construction Contract, becomes unsatisfied with the performance of the Contractor, Tenant may send a written request to terminate Contractor to Landlord, with a copy to Jim Edwards. If Tenant and contractor are unable to resolve their differences within ten (10) days of such notice, Landlord will terminate the Construction Contract in accordance with its terms and promptly thereafter enter into a new construction contract with a contractor reasonably mutually acceptable to Landlord and Tenant.

     Section 2.03. Signage. All signs shall be installed by Tenant, at Tenant's expense, in accordance with applicable sign codes. All signs installed after the execution of this Lease shall be done without permanent damage to the Buildings.

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                      ARTICLE 3 - RENT AND SECURITY DEPOSIT

     Section 3.01. Rent Commencement Date. The rental payments under this Lease shall begin to accrue (the "Rent Commencement Date") on the Commencement Date.

     Section 3.02. Basic Rent. For the Lease Term Tenant shall pay to Landlord, without deduction or setoff of any kind, the sum of FIVE THOUSAND EIGHTY THREE AND 33/100 DOLLARS ($5,083.33) per month as the Basic Rental for the Premises, in advance, on the first day of each and every month during the Lease Term, commencing on the Rent Commencement Date and ending on the expiration or earlier termination of the Lease Term. If the Rent Commencement Date is a day other than the first day of a month, then the first monthly installment of Basic Rental for the period from the Rent Commencement Date until the first day of the month next following shall be prorated.

     Section 3.03. Additional Rent. As Additional Rental, Tenant shall pay to Landlord, without deduction or set off of any kind, One Hundred Thousand Dollars ($100,000) amortized over the Lease Term at 10% per annum payable monthly in the amount of $2,124.70 with the Basic Rental.

     Section 3.04. Payment. All rent and other sums due Landlord hereunder shall be mailed to:

                               AG Properties, LLC
                         c/o Giustina Land & Timber Co.
                                   PO Box 989
                              Eugene, Oregon 97440

or to such other payee or address as Landlord may designate in writing to Tenant. No rent or other sums due hereunder shall be deemed paid by Tenant until actually received by Landlord. Tenant shall deposit all payments in the United States mail, postage prepaid, a sufficient number of days prior to the due date so as to ensure timely receipt of such payment by Landlord.

     Section 3.05. Late Charges. All payments (including taxes) to Landlord from Tenant which are not paid within 5 days of the due date shall bear a late charge of 7.5% of the amount due. Further, Tenant shall be responsible for any attorney's fees or related charges incurred by Landlord for collection of rent or any obligation of this Lease that is not fulfilled by Tenant.

     Section 3.06. Security Deposit. As partial consideration for the execution of this Lease, the Tenant has paid the Landlord a Security Deposit of $10,000. The deposit shall be held by Landlord, without obligation of Landlord for interest, as security for performance of the Tenant's covenants and obligations under this Lease; however, the parties agree that this Security Deposit is not an advance rental deposit nor a measure of Landlord's damages in case of default by Tenant. Landlord may, at its option, and without prejudice to any other right

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or remedy hereunder or at law or equity, use the deposit to the extent necessary to make good any arrears of rent or other payment due Landlord under this Lease, and any other damage, injury, expense or liability caused by an event of default as defined in Article 15; and, Tenant shall pay to Landlord on demand the amounts so applied in order to restore the Security Deposit to $10,000. At the expiration or termination of the Lease Term or Renewal Term, Landlord shall account for the Security Deposit, and , if Tenant is not in default under this Lease, return the entire remaining balance of the Security Deposit to the Tenant. Landlord may commingle the Security Deposit with Landlord's other funds.

     Section 3.07 Additional Charges. This Lease is a net lease. The Landlord shall receive the rent set forth in this Article 3 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the rent reserved by this Article, Tenant shall pay to the parties entitled thereto all impositions, insurance premiums, operating charges, utility and service charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under the provisions of this Lease during the Lease term or Renewal term ("Additional
Charges"). Upon the failure of the Tenant to pay Additional Charges, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of the Tenant to pay rent.


                                ARTICLE 4 - TAXES

     Section 4.01. Real Property Taxes. Tenant shall be liable for and shall pay all taxes, levies, assessments and charges, general and special, and penalties and interest thereon levied, assessed or imposed during the Lease Term or Renewal Term against the Premises as modified from time to time. Tenant, as the owner of the Premises prior to its sale to the Landlord, has previously paid such taxes for the current fiscal year.

     Section 4.02. Copy of Statement. Landlord shall promptly upon receipt provide to Tenant copy of each annual real property tax statement showing all land taxes, improvement taxes, levies, assessments and charges made against Landlord or the Premises by the Multnomah County Assessor or other taxing authority.

     Section 4.03. Payment of Taxes. All taxes payable by Tenant accruing during the Lease Term or Renewal Term shall be paid by Tenant to Landlord within fifteen (15) days from the date the tax statement is provided to Tenant by Landlord. Tenant shall only be responsible to pay taxes based on the discounted amount as offered by the State of Oregon for payment in full of real property taxes and shall not be liable for any late payment penalty due any taxing authority. For the years in which this Lease commences and terminates, the provisions of this Article shall apply, and Tenant's liability for taxes, assessments and charges for any such year shall be subject to a pro rata

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adjustment  based on the number of days of any such year during which this Lease is in effect. Landlord's and Tenant's obligations under this Article 4 shall survive the expiration of the Lease Term or Renewal Term.

     Section 4.04. Taxes on Rent. If at any time during the Lease Term or Renewal Term, under the laws of the State of Oregon or of any political subdivision thereof or any agency having the power to levy taxes or assessments, a tax or excise on rents, or other tax or assessment however described, is levied or assessed by the State of Oregon, or by any such political subdivision or agency against Landlord on account of the Basic and Additional Rental, or any other rentals accruing under this Lease, or with respect to Landlord's development of income by this Lease (but excluding any net income taxes), or by reason of Landlord's ownership or operation of the Premises, as a substitute in whole or in part, or any addition, to real property taxes on the Premises, or any part thereof, or the land and/or the improvements described in this Article 4, then such tax, assessment or other levy or excise on rents shall, to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a result of Landlord's ownership of the Premises, of this Lease, of the rentals accruing under this Lease or Landlord's ownership of the land and/or improvements described or referred to in this
Article 4, be deemed to be a real property tax or assessment levied or assessed against the Premises for the purposes of this Article 4. It is the intention of the parties hereto that Landlord shall have no obligation for taxes and assessments and all present taxes, assessments, levies and charges or substitutions for or additions to present taxes, assessments, levies and charges shall be paid by Tenant.

     Section 4.05. Additional Contest of Taxes. Tenant shall have the right to employ, at its sole cost, a property tax consultant and/or to contest any assessment, tax or charge against the Premises or seek a reduction in the assessed valuation of the Premises for the purpose of reducing any such tax assessment. Landlord agrees to cooperate with Tenant in its contest of any assessment, tax or charge; provided that any expense incurred by Landlord in connection therewith shall be promptly reimbursed by Tenant. Under no circumstances shall Tenant have the right to withhold any payments to Landlord pursuant to this Article 4 or any other Article of this Lease. If Tenant pays an amount in excess of the appropriate amount of taxes, assessments and charges for any year as a result of a subsequent reduction in total taxes, assessments and charges for such year, Landlord shall refund such excess to Tenant after receipt by Landlord of all refunds from the taxing authority with respect to such year.

     Section 4.06. Tenant's Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Premises or use or occupancy of the Premises as well as upon its trade fixtures, tenant improvements, merchandise and other personal property in, on or upon the Premises. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as land taxes or improvement taxes under the provisions of this Article.

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                                 ARTICLE 5 - USE

     Section 5.01. General. The Premises shall be used for the manufacture of rubber and concrete railroad crossings and for no other purpose without the prior written consent of Landlord which shall not be unreasonably withheld unless the proposed use creates additional environmental risks or risks to the Premises.

     Section 5.02. Obstructions, Nuisances, Etc. Tenant shall not: (a) do, or permit to be done, anything in or about the Premises which will create a safety hazard or which will in any way injure the reputation of the Premises; (b) cause, maintain or permit any nuisance in, on or about the Premises including the escape from the Premises of any objectionable noise, fluid or odor; (c) commit, or suffer the commission of, any waste in, on or about the Premises; (d) use the Premises for any objectionable or immoral purposes; or (e) keep or use or permit to be kept or used on the Premises any inflammable fluids or explosives or toxic or hazardous materials in violation of any environmental law.

     Section 5.03. Compliance With Law. Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any governmental law, ordinance, rule, regulation or requirement affecting the Premises, whether now in force or hereafter enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all such laws, ordinances, rules, regulations and requirements now or hereafter in force, including but not limited to the Americans with Disabilities Act and the Clean Air Act and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in an action against Tenant (whether Landlord be a party thereto or not), that Tenant has violated any such law, ordinance, rule, regulation or requirement shall be conclusive of such violation, as between Landlord and Tenant.

     Section 5.04. Activities Affecting Insurance Rates. Tenant shall refrain from any activity which would make it impossible to insure the Premises against casualty. Tenant shall provide fire extinguishers in accordance with reasonable instructions from Landlord's property casualty insurance carrier, or in accordance with applicable building codes.

     Section 5.05. Structural Integrity. Tenant shall refrain from loading the floors in the Buildings or otherwise use the Buildings in a manner considered unsafe by a competent engineer or architect selected by Landlord.


                       ARTICLE 6 - SERVICES AND UTILITIES

     Section 6.01. Services and Utilities. Tenant shall make all arrangements for, and shall pay all charges, surcharges, license or permit fees, liens, assessments, installation or other expense for water, gas, heat, electricity,

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telephone  service,  garbage,  sewer  service  charged  or  attributable  to the
Premises, and all other services or utilities used in, upon or about the Premises by Tenant during the Lease Term or Renewal Term, and the cost of connecting, metering, and maintaining the services and utilities.

     Section 6.02. Interruptions in Services. Landlord shall not be in default hereunder, or be liable for any damages directly or indirectly resulting from, nor shall any amounts due hereunder be abated by reason of: (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the services described in Section 6.01 above; (b) the failure to furnish, or a delay in furnishing, any such services; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Premises or any part thereof, relating to the use or conservation of energy, water, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Premises in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Premises. Such compliance activities or alterations shall be performed at mutually agreeable times, and in a manner that will minimize interference with Tenant's business operations. Tenant agrees to cooperate in good faith to accomplish that end.

                             ARTICLE 7 - ALTERATIONS

     Section 7.01. General Conditions. Tenant shall make no alterations to any structural or mechanical portions of the Buildings without Landlord's prior written consent and Tenant shall make no other alterations to the Premises, other than cosmetic alterations to the interior of the Buildings, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. All alterations done by the Tenant or done by the Landlord on behalf of Tenant, which includes any changes or modifications to the electrical system and fixtures of whatever type and kind (except movable trade fixtures) shall become and remain part of the Premises and the property of the Landlord upon installation. In seeking Landlord's consent for, and in making, any alteration to the Premises requiring Landlord's consent, Tenant shall comply with the following:

          (a) Tenant shall submit to Landlord not less than fifteen (15) days before the date on which it plans to commence the alteration, reasonably detailed plans and specifications for the proposed alteration and the name of its contractor. Landlord shall, within fifteen (15) days after receipt of such plans and specifications, either consent to such alteration or provide Tenant with a reasonably detailed explanation of why it will not consent to such alteration. Failure by Landlord to respond within such fifteen (15) day period shall be deemed approval by Landlord of the making of such alteration in accordance with such plans and specifications submitted to Landlord.

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          (b) The  alteration  shall not be commenced  until five (5) days after
     Landlord has received notice from Tenant stating the date on which construction of the alteration is to commence, so that Landlord can post and record an appropriate notice of non-responsibility (if Landlord deems that to be necessary).

          (c) The alteration shall be approved by all appropriate government authorities, and all applicable permits and authorizations shall be obtained, and copies thereof (if requested by Landlord) shall be supplied to Landlord, all before commencement of the alteration.

          (d) The alteration shall be completed in a good and workmanlike manner, with due diligence, in compliance with the plans and specifications therefor submitted to and approved by Landlord and in compliance with all applicable governmental laws, ordinances, rules, regulations and requirements.

          (e) Before commencing the alteration, and at all times during construction thereof, Tenant's contractor shall maintain public liability and property damage insurance, and fire and extended coverage insurance, in amounts, and with insurance companies, all reasonably acceptable to Landlord.

          (f) Tenant shall indemnify Landlord against any and all loss, cost, damage, injury and expense including, without limitation, actual expenses incurred by Landlord and all reasonable attorneys' fees and court costs incurred if an action is filed arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises, whether or not Tenant obtained Landlord's permission to have such work done, labor performed or materials or supplies furnished.

          (g) All of the provisions of this Section 7.01 and Section 7.02 shall apply to Tenant's work.

     Notwithstanding the foregoing, Tenant may install or erect such partitions, shelves, bins, machinery, and trade fixtures as may be necessary or appropriate for any permitted uses; provided, however, that such installation or erection shall not alter the basic character of the Premises or otherwise damage the Premises.

     Section 7.02. Costs and Liens. Tenant shall pay all costs for construction on the Premises performed by it, or on its behalf, and Tenant shall keep the Premises free and clear of all construction and other liens resulting from construction done by or on behalf of Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately following demand therefor by Landlord, Tenant procures and records a lien


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release  bond,  issued by a  corporation  authorized  to issue  surety  bonds in
Oregon, in an amount equal to one and one-half (1-1/2) times the amount of the claim of lien, and provides for the payment of any sum that the claimant may recover on the claim (including, without limitation, costs of suit, if the claimant should recover those in the action).

     Section 7.03. Improvements. Concurrently with the execution of this Lease, Landlord has deposited $100,000 (the "Improvement Fund") in an escrow account under a separate agreement among Landlord, Tenant, and TICOR Title Insurance Company, 1000 SW Broadway, Suite 1555, Portland, OR 97205 ("Escrow Agent") for payment of the Improvements, one-half of the fees for the administration of the escrow account and for the administration of the Construction Contract for the Improvements. Landlord shall pay the other one-half of the fees for the administration of the escrow account. The Landlord shall retain Jim Edwards to supervise and administer the construction of the Improvements for a fee equal to 5% of the actual amounts paid to JMC Construction, Inc. under the Construction Contract. Any amount in the Improvement Fund not expended on the Improvements and for fees shall be disbursed to the Tenant upon issuance of appropriate lien releases by JMC Construction, Inc., its subcontractors, and Jim Edwards. Any cost of the Improvements in excess of the Improvement Fund shall be paid by the Tenant to the Escrow Agent before payment is due Contractor for the excess cost. Tenant shall repay Landlord the Improvement Fund as Additional Rent under
Section 3.03 hereof. The Improvements shall become part of the Premises and the property of Landlord as completed and installed.

                       ARTICLE 8 - REPAIRS AND MAINTENANCE

     Section 8.01.  Landlord  Obligations.  Except Landlord's  obligations under
Section 8.04, Landlord shall have no duty to make repairs or perform maintenance during the Lease Term or Renewal Term.

     Section 8.02. Tenant's Obligations. Tenant shall, at its expense, keep all parts of the Premises, including the improvements, landscaping, walkways in good order and repair, and in a clean, sanitary and safe condition. Tenant's obligations shall include, but not be limited to, the following:

          (a) Structural repairs and maintenance, and repairs necessitated by acts of the Tenant or by any person who may be on the Premises.

          (b) Repair and cleaning of sidewalks, driveways, service areas, curbs and parking areas.

          (c) Repair and maintenance of the exterior walls; roof repair and maintenance; repair and maintenance of all exterior services including water, sewage, gas and electrical to the street curb; cleaning of gutters and down spouts on a timely basis so as to prevent water damage to the Buildings or their contents.


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          (d) Repair and maintenance of the interior of the Buildings, including all windows, walls, ceiling, doors, floors and floor covering, plumbing and lighting fixtures, in good condition.

          (e) Repair of the heating, ventilating and air conditioning system, and their ordinary maintenance.

          (f) Replacement of all broken glass.

          (g) All repairs and restoration made necessary by fire or other peril which could be covered by an all risk fire insurance policy or by reason of war, or by earthquake or other natural casualty.

          (h) Remedial action or cleanup pertaining to or involving any hazardous substance.

          (i) Maintenance of pressure vessels and automatic fire extinguishing systems (including fire alarm and//or smoke detection).

          (j) Repair or maintenance for compliance with all laws, rules, regulations and ordinances governing the Premises and Tenant's use thereof.

     A Tenant shall be obligated to repair regardless of whether the need for such repair occurs as a result of the Tenant's use of the Premises, the prior use of the Premises, the elements, or the age of the Buildings or Improvements.

     Section 8.03. Reimbursement for Repairs Assumed. If Tenant fails or refuses to make repairs which are required to be made by Tenant under the terms of this Lease, Landlord may make such repairs and charge the actual costs of repairs to the Tenant. Expenditures by Landlord, for the account of Tenant, shall be reimbursed by Tenant upon demand, together with interest at the rate of ten percent (10%) per annum from the date of expenditure by Landlord to the date of payment by Tenant.

     Section 8.04. Agreed Repairs. Concurrently with the execution of this Lease, Tenant has deposited $113,690 (the "Repair Fund") in the escrow account provided in Section 7.03 for payment of the Repairs, one-half of the fees for the administration of the escrow account, and for the administration of the Construction Contract for the Repairs. Landlord shall pay the other one-half of the fees for the administration of the escrow account. The Landlord shall retain Jim Edwards to supervise and administer the construction of the Repairs for a fee equal to 5% of the actual amounts paid to JMC Construction, Inc. under the Construction Contract for the Repairs. Any amount in the Repair Fund not expended on the Repairs and for fees shall be disbursed to the Tenant upon issuance of appropriate lien releases by JMC Construction, Inc., its subcontractors, and Jim Edwards. Any cost of the Repairs in excess of the Repair Fund shall be paid by the Tenant in accordance with Section 8.03



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           ARTICLE 9 - PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE

     Section 9.01. General. Tenant, at its sole cost, shall maintain comprehensive public liability insurance, with a minimum combined single limit of bodily injury, personal injury and property damage coverage of ONE MILLION DOLLARS ($1,000,000), insuring against all liability of Tenant and its employees, agents and invitees arising out of or in connection with the use or occupancy of the Premises. All such public liability and property damage insurance shall, to the fullest extent possible, explicitly insure performance by Tenant of the indemnity provisions of Article 12 of this Lease. Landlord shall be named as additional insured and the policy shall contain cross-liability endorsements. Upon request by Landlord, Tenant shall add, as additional insureds, any lender designated by Landlord. Such policy shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord.

     Landlord may from time to time reasonably require that the minimum amount of comprehensive public liability insurance be increased so that the amount reasonably protects Landlord's and Tenant's interests.

     Section 9.02. Worker Compensation. Tenant shall, at its sole cost, maintain worker's compensation coverage from the State Accident Insurance Fund or from a responsible private carrier covering all employees of Tenant unless Tenant is certified as a self-insured employer pursuant to ORS 656.403, et seq. Private insurance shall provide the schedule of employee benefits required by law and shall provide employer's liability coverage with limits as required by law.


                    ARTICLE 10 - FIRE AND CASUALTY INSURANCE

     Section 10.01. Tenants Personal Property and Trade Fixtures. Tenant, at its sole cost, shall maintain on all its personal property (including pressure vessels) and trade fixtures in, on or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements.

     Section 10.02. Improvements. A policy of "All Risk" fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the full replacement value, (but in no event more than a commercially reasonable and available insurance value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than the full replacement value) shall be maintained by Landlord on the Buildings and other improvements that are a part of the Premises. Such policy shall not cover the personal property or trade fixtures of Tenant, but shall cover alterations, improvements and non-trade fixtures within the Buildings. This insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall reimburse Landlord for Landlord's cost of maintaining such insurance within 15 days from the date the premium statement is provided to Tenant by Landlord.

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     Section  10.03.  Releases  and  Waivers  of  Subrogation.  Anything  to the
contrary in this Lease notwithstanding, the parties hereby release each other, and their respective members, officers, directors, employees, agents, and invitees, and any other entity designated by either party hereto, from any claims for injury or damage to any person, to the Premises or to the fixtures, personal property, tenant improvements or alterations of either Landlord or Tenant in or on the Premises that are caused by, or result from, risks insured against under any of the insurance policies carried by the parties which are in force at the time of any such damage. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage or injury to the Premises, to any persons, or to any other property which is caused by fire or by any of the other risks insured against under any insurance policy required by this Lease to the extent of insurance proceeds received.

     Section 10.04. Mortgage Restrictions. Notwithstanding anything herein to the contrary in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises restricts or prohibits the use as contemplated hereunder, of the proceeds of any insurance covering the Buildings, then the Landlord shall have the right to terminate this Lease within fifteen
(15) days after such restrictions or prohibition is enforced by any such holder whereupon all rights and obligations hereunder shall cease and terminate.


                      ARTICLE 11 - OTHER INSURANCE MATTERS

     Section   11.01.   General.   Any   provision   herein   to  the   contrary
notwithstanding, each insurance policy required of Tenant under this Lease shall:

          (a) Be issued by an insurance company authorized to do business in the State of Oregon.

          (b) Be issued as a primary policy, or be part of a blanket policy if the blanket policy specifically provides that the amount of insurance required by this Lease shall be in no way prejudiced by other losses covered by the policy.

          (c) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties before cancellation of, or change in the coverage, scope or amount of, the policy.

A certificate of each policy required of Tenant under this Lease, together with evidence of payment of premiums, shall be deposited with Landlord before the Commencement Date and, not less than twenty (20) days before expiration of the term of the policy, a renewal or replacement policy, or a certificate of the existence thereof or binder therefor, shall be deposited with Landlord.

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



                          ARTICLE 12 - INDEMNIFICATION

     Section 12.01. Indemnification. To the fullest extent permitted by law, Tenant will indemnify and hold harmless Landlord, its members, agents, employees, and mortgagees from and against any and all claims arising from or in connection with

          (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created, (even if due to Landlord's negligence or breach of this Lease, to the extent insurable hereunder), in or about the Premises during the Lease Term or Renewal Term;

          (b) any act, omission or negligence of Tenant or any of its directors, officers, agents, employees, invitees or contractors;

          (c) any accident, injury or damage whatever (even if caused by Landlord's negligence, to the extent insurable hereunder) occurring in, at or upon the Premises; and

          (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together will all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys fees and expenses.

     In case any action or proceeding is brought against Landlord and/or any mortgagee and/or Landlord's members, agents, or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this
Article 12, Tenant upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

     The provisions of this Article 12 shall survive the expiration or termination of this Lease.

                       ARTICLE 13 - DESTRUCTION OR DAMAGE

     Section 13.01. General. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. As used herein with respect to the Premises, the term "partial damage" shall mean damage or destruction which does not result in the loss of either: (a) thirty percent (30%) or more of the total number of rentable square feet in the Premises; or (b) thirty percent (30%) or more of the value of the Premises.

     Section 13.02. Partial Damage to Premises. If the Premises are partially damaged, then this Lease shall remain in effect, and Landlord shall repair the

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damage as soon as reasonably possible;  provided, however, that if the insurance proceeds are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by insurance policies and Landlord fails to repair the damage as soon as reasonably possible, then either party may elect to terminate this Lease, as of the date the damage occurred, by notifying the other party within thirty (30) days after the occurrence of such damage. In any event, if the damage was due to a negligent act or omission of Tenant, Tenant shall pay Landlord the difference between the cost of repair plus the cost of compliance with applicable building codes and regulations and any insurance proceeds received by Landlord (whether or not the Premises are in fact repaired). All proceeds of insurance shall in any event be payable and paid to Landlord. If Tenant makes required repairs, Landlord shall pay over to Tenant insurance proceeds up to, but not exceeding, the actual cost of repairs within ten days of Tenant completing the repairs (if proceeds have already been received by Landlord) or within three days of receipt of proceeds by Landlord, if received thereafter.

     Section 13.03. Substantial Damage to Premises. If the Premises are substantially damaged, then Landlord or Tenant may terminate this Lease, as of the date the damage occurred, whether or not Landlord receives any insurance proceeds from the insurance policies maintained by Landlord with respect to such damage, by notifying the other party of such termination within thirty (30) days after the occurrence of such damage. If neither party terminates this Lease, Landlord shall repair all such damage, and this Lease shall remain in full force and effect. If the damage was caused by Tenant, then, in any event, Tenant shall pay Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord (whether or not the Premises are in fact repaired).

     Section 13.04. Abatement of Rent. If the Premises are damaged, and Landlord repairs the damage pursuant to the provisions of this Article 13, Basic and Additional Rental payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. Except for such possible reduction in Basic and Additional Rental, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises.

     Section  13.05.   Compliance  With  Lease  Terms.   Landlord's  obligations
hereunder are subject to and conditioned upon Tenant's full performance of all obligations under this Lease.


                         ARTICLE 14 - ENTRY BY LANDLORD

     Section 14.01. Entry by Landlord. Landlord may enter the Premises at times reasonably convenient to the Tenant to: (a) inspect the same; (b) exhibit the same to prospective tenants - but only during the last six months of the Lease

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Term or Renewal Term, or to prospective  purchasers or to  prospective  lenders;
(c) determine  whether Tenant is complying with all its  obligations  hereunder;
(d) post notices of non- responsibility; or (e) make repairs required of Tenant under the terms hereof if Tenant shall fail to do so; provided, however, that all such work or entry shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as is reasonably practicable. Except in the case of emergency, Landlord shall not enter the Premises without reasonable prior notice.


                              ARTICLE 15 - DEFAULT

     Section 15.01. Tenant's Default. Each of the following events shall be a default by Tenant and a breach of this Lease:

          (a) Failure to Pay Rent. Failure by Tenant to make any payment of Basic or Additional Rental (defined terms in Section 3.02 and Section 3.03) within ten (10) days after it is due, or to pay Additional Charges and any other sum due under this Lease when and as the same becomes due and payable when such failure shall continue more than ten (10) days after written notice thereof from Landlord. However, Landlord may not elect any remedy to which it is entitled under this Lease for the failure of Tenant to make any payment of Basic or Additional Rental within ten days after such payment is due without having given Tenant notice thereof three times during any calendar year, unless failure to make a payment continues 10 days after such notice.

          (b) Other Performance Failures. Failure of Tenant to observe or perform any other term, condition or covenant of the Lease within thirty
     (30) days after receipt of written notice from Landlord specifying the nature of the failure with reasonable particularity. If the failure is of such a nature that it cannot be completely remedied within the 30 day period, the failure shall not be a default if Tenant begins correction of the failure within the 30 day period and thereafter proceeds with reasonable diligence and in good faith to correct the failure as soon as practicable.

          (c) Attachment. Attachment, execution, levy or other seizure by legal process of any right or interest of Tenant under this Lease if not released within thirty (30) days.

          (d) Bankruptcy. An assignment by Tenant for the benefit of creditors, the filing of Tenant of a voluntary petition in bankruptcy, the filing of an involuntary petition in bankruptcy and the failure of Tenant to secure a dismissal of the petition within thirty (30) days after filing, the appointment of a receiver to take possession of the Premises or improvements or the leasehold estate or of Tenant's operations on the Premises for any reason.

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



     Section 15.02. Landlord's Remedies. Upon default Landlord may elect any one or more of the following remedies:

          (a) Landlord may by notice to Tenant and to any qualifying mortgagee terminate this Lease as of the date of the notice. All of Tenant's rights in the Premises shall terminate as of the date of termination. Promptly after such notice, Tenant shall surrender and vacate the Premises broom clean and in good condition reasonable wear and tear excepted. Landlord may re-enter and take possession of the Premises and of all improvements and eject some or all parties in possession except any sublessee approved by Landlord or qualifying under any non-disturbance agreement by Landlord. Termination under this subsection shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damage previously accrued or then accruing against Tenant.

          (b) Landlord may elect to re-enter the Premises without terminating this Lease and from time to time re-let the Premises including any improvements or parts of improvements on the Premises for the account and in the name of Tenant or otherwise. After re-entry, Landlord may put the Premises in reasonably good order and condition and make alterations and repairs reasonably required for reletting, all at Tenant's expense, together with 10% interest per annum thereon from the date of expenditure by Landlord. Landlord may elect to eject some or all persons then in possession except any subtenant qualifying under a non-disturbance agreement by Landlord. Any reletting may be for the remainder of the Lease Term or Renewal Term or for a longer or shorter period and Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name. Landlord shall apply all rents from the reletting first to the costs of re-entry and reletting including the costs of putting the Premises in good order and condition and reasonable attorney fees, and then to rents and other amounts payable by Tenant under this Lease, including, without limitation, any amounts which became payable prior to the reletting. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all sums payable by Tenant under this Lease, plus Landlord's expenses of retaking, altering, repairing and reletting, including any attorney fees, less amounts received by Landlord from the reletting, if any. If Tenant shall not reimburse Landlord for such expenses within ten (10) days after demand, Tenant shall pay interest at 10% per annum from the date of incurrence of such expenses by Landlord until the entire amount of principal and interest is paid. No act by or on behalf of Landlord under this subsection shall constitute a termination of this Lease unless Landlord gives Tenant and any qualifying mortgagee a notice of termination.

          (c) In the event of termination, Landlord shall be entitled to damages in the following amounts:

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               (1) Any  excess of the  rental  obligation  of Tenant  under this
          Lease from the date of default to the last day of the Lease Term or Renewal Term in which termination occurs over the reasonable rental value of the Premises, including improvements, for such period of time (the net result to be discounted to the date of default at the rate of 5% per annum);

               (2) The loss of reasonable rental value from the date of default until a new lease has been, or with the exercise of reasonable efforts could have been secured; and

               (3) The reasonable cost of re-entry and reletting, including the cost of any cleanup, broker's or finder's fees and attorney fees.

          (d) In the event of termination on default and re-entry, Landlord shall use reasonable diligence in reletting the Premises to a new tenant. In no event shall Landlord be required to substantially alter any of the covenants, terms and conditions of this Lease, or to re-let to any tenant the Landlord reasonably considers unqualified, or at a rent which is less than fair market value of the Premises.

          (e) Landlord shall be entitled to an injunction against Tenant or any person claiming under, by or through Tenant enjoining any default or any threatened or attempted default.

     Section 15.03. Remedies-Cumulative and Non-exclusive. The remedies set forth in Section 15.02 shall be in addition to and not exclusive of any other rights or remedies available to Landlord under this Lease or at law or equity. Landlord's election to pursue any right or remedy under this Lease or at law or equity for any breach or any attempted or threatened breach of this Lease shall not preclude Landlord from pursuing at the same time or at any other time any other right or remedy under this Lease or at law or equity for the same breach or any right or remedy under this Lease or at law or equity for any other breach.

     Section 15.04. Landlord's Performance of Tenant's Obligations. If Tenant shall default in the observance or performance of any covenant, term or condition contained herein to be observed or performed by Tenant, then Landlord may, at its option, and without prejudice to any of Landlord's rights or remedies hereunder or at law or equity or such default, perform the same for the account of the Tenant and the Tenant shall reimburse the Landlord for all costs and expenses incurred by Landlord in such performance forthwith upon demand, together with interest at 10% per annum from the date of incurrence of the expense by Landlord until the entire amount, principal plus interest is paid.

     Section 15.05. Liability of Landlord. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to the reasonable value of the Premises. Any judgment rendered against Landlord shall not give


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rise to any right of execution or levy against  Landlord's  assets except to the extent herein provided. The foregoing provisions are not designed to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord, nor shall the foregoing recovery of a judgment against Landlord be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease. Notwithstanding the foregoing, Landlord shall be fully liable to Tenant for damages suffered by Tenant as a result of Landlord's intentional acts and intentional omissions in connection with this Lease.

                    ARTICLE 16 - ASSIGNMENT AND ENCUMBRANCES

     Section 16.01. By Tenant. Tenant shall keep the Premises and Tenant's Leasehold interest therein free and clear of, and shall indemnify and hold harmless Landlord against all liens, charges, mortgages, and encumbrances which may result from any act or neglect of Tenant, including but not limited to liens for utility charges and mechanic's and materialmen's liens, and all expenses in connection therewith, including attorneys fees. Further, Tenant shall not sublet, transfer, assign or change ownership of this Lease or Tenant's interest in and to the Premises without first obtaining the written consent of Landlord, which consent may be withheld or conditioned for any reasonable factor including but not limited to credit worthiness, business experience and general reputation, and environmental risks. Any attempted subletting, license or concession agreement, mortgage, encumbrance or hypothecation without Landlord's written consent shall be voidable, and at Landlord's election shall constitute a default. The prohibitions of this Article 16 shall be construed to refer to any acts or events referred to when they occur by operation of law, legal process, receivership, bankruptcy or otherwise. Any dissolution, merger, consolidation, or other reorganization of the Tenant, or the sale or other transfer of a controlling percentage of the capital stock of the Tenant, or the sale of more than one-half the value of the assets of the Tenant shall be deemed a voluntary assignment; and Landlord shall consent to such voluntary assignment providing:
(1) Landlord is given a new Guaranty of Lease from Omni International Rail Products, Inc. ("Guarantor") in the form attached hereto as Exhibit D and incorporated herein and (2) in Landlord's reasonable judgment the credit worthiness of the assignee and of the Guarantor to a material extent are equal to or greater than the credit worthiness of the Tenant and the Guarantor on April 30, 1996.

     Section 16.02. No Consent. The consent by Landlord to any transfer, assignment, subletting, or change of ownership shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, or change of ownership.

     Section 16.03. Assignment Instruments. Each transfer, assignment, subletting, or change of ownership to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed


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by the transferor, assignor or sublessor. The transferee, assignee, or sublessee shall agree in the instrument for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One (1) executed copy of such written instrument shall be delivered to Landlord within ten (10) days of the date of execution.

     Section 16.04. Notice and Procedure. If Tenant intends to assign this Lease, or to sublet all or any portion of the Premises, then and so often as each such event shall occur, Tenant shall give prior written notice of such intent, specifying therein the proposed assignee or sublessee and providing such information with respect thereto including, without limitation, information concerning the principals thereof and such credit, financial and business experience information relating to the proposed assignee or sublessee as Landlord requires. Landlord shall, within thirty (30) days after receipt of such notice and such information, notify Tenant in writing that Landlord consents to the proposed transfer or does not consent to such transfer in accordance with the provisions of this Article 16. If Tenant assigns this Lease or sublets all or any portion of the Premises for an amount in excess of the rents called for in this Lease, such excess shall be paid to the Landlord promptly as it is received by the Tenant.

     Section 16.05. Attorneys' Fees. Tenant shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in connection with the reviewing, processing and documentation of any requested transfer, assignment, subletting, or change of ownership of this Lease or Tenant's interest in and to the Premises.

     Section 16.06. No Release of Liability. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease.

     Section 16.07. Subordination. Landlord shall have the absolute right to sell, transfer, assign, and encumber its interest in this Lease and its estate in the Premises, or any part thereof, delegate all or any portion of the obligations hereunder from time to time as it sees fit without obtaining approval from the Tenant. This Lease shall be subject to and subordinate to any encumbrances and to any extensions or renewals thereof which are now, or may hereafter may be placed by Landlord upon the whole or any part of the Premises,

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provided  that any  person or  entity  purchasing  or  otherwise  acquiring  the
Premises at any sale or other proceeding under any encumbrance shall (provided that Tenant is not then in default under this Lease) continue this Lease in full force and effect in the same manner and with the same effect as if such person or entity had been named as Landlord herein, and in such event, this Lease shall continue in full force and effect and Tenant shall attorn to such person or entity. From time to time Tenant shall execute and deliver any instrument which may be reasonably required by the Landlord in confirmation of such subordination promptly upon Landlord's request, without expense to the Landlord; and if the Tenant shall fail at any time to execute and deliver such subordination, then Landlord, in addition to any other remedy available to it in consequence thereof, may execute and deliver such instrument as the attorney in fact of the Tenant for such purpose; and the Tenant appoints the Landlord as attorney in fact for such purpose, provided however, that so long as the Tenant is not in default in the payment of rent or the performance of any of the covenants, terms and conditions of the Lease, Tenant's possession of the Premises and the Tenant's rights and privileges under this Lease or any renewal thereof shall not be diminished or interfered with by the secured party under such encumbrance.

     In the event Landlord sells or assigns its interest or estate absolutely, Tenant shall be bound to the purchaser or assignee under all of the covenants, terms and conditions of this Lease for the balance of the Lease Term or Renewal Term with the same force and effect as if such purchaser or assignee was the Landlord under the Lease. Tenant hereby attorns to such purchaser or assignee as its Landlord, such attornment to be effective and self-operative without the execution or any further instrument on the part of either of the parties hereto immediately upon such purchaser or assignee succeeding to the interest or estate of the Landlord. Further, upon such purchaser or assignee succeeding to the interest or estate of the Landlord and assuming or agreeing to perform and observe all obligations of the Landlord (including the return of any security deposit) Landlord shall be and hereby is relieved and freed of all obligations of Landlord for this Lease accruing after the transfer.

     In the event that Landlord assigns and encumbers its interest or estate for security purposes and such assignment or encumbrance is foreclosed for any reason and Landlord's interest or estate is sold as upon execution in any manner provided by law or Landlord's interest or estate is sold at public or private sale by a secured party. Tenant shall be bound to the purchaser at such sale under all of the covenants, terms and conditions of this Lease for the balance of the term hereof remaining with the same force and effect as if such purchaser was the Landlord under this Lease; and, the Tenant hereby attorns to such purchaser as its Landlord, such attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon such purchaser's succeeding to the interest of the Landlord. If during the pendency of foreclosure proceedings or otherwise, there is appointed by the court a receiver for the Premises, Tenant hereby attorns to the receiver as its Landlord during the pendency of such foreclosure proceeding, such attornment to be effective and self-operative without the execution of any instrument on the part of either party.

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                          ARTICLE 17 - ATTORNEYS' FEES

     Section 17.01. Attorneys' Fees. If any action or proceeding is brought by either party against the other for enforcement of this Lease, recovery of possession of the Premises, or because an alleged dispute, breach, default or misrepresentation in connection with any of the covenants, conditions or provisions of this Lease, the prevailing party shall be entitled to recover from the losing party, costs, and the reasonable attorneys fees of the prevailing party's attorneys in such action or proceeding (whether incurred at the trial, appellate or administrative levels), in addition to any other relief which the prevailing party may be entitled.

                            ARTICLE 18 - HOLDING OVER

     Section 18.01. Holding Over. If with the written consent of the Landlord Tenant shall remain in possession of the Premises after the expiration or sooner termination of this Lease, all the terms, conditions, covenants and agreements hereof shall continue to apply and shall bind Tenant, for so long as Tenant shall remain in possession, insofar as the same are applicable. If Tenant remains in possession without Landlord's written consent, the Basic and Additional Rental shall be One Hundred Thirty Percent (130%) of the Basic and Additional Rental payable for the last month of the Lease Term or Renewal Term, and Tenant shall continue to pay all expenses then payable by Tenant, prorated on a daily basis, for each day that Tenant remains in possession, or Landlord may eject Tenant from the Premises and recover damages caused by wrongful holdout. If Tenant remains in possession with Landlord's written consent, such tenancy shall be from month to month, terminable by either party on not less than thirty (30) days' prior written notice.

                               ARTICLE 19 - WAIVER

     Section 19.01. No Waiver. The failure of either party to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance by Landlord of money due hereunder shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such amount.

                           ARTICLE 20 - EMINENT DOMAIN

     Section 20.01. Terms Defined. As used in this Article 20, the following words and phrases shall have the following meaning:

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          (a)  "Condemnation"  shall mean: (i) the exercise of any  governmental power, whether by legal proceedings or otherwise, by a condemnor; and (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of taking" shall mean the date the condemnor has the right to possession of the property being condemned.

          (c) "Award" shall mean all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          (d) "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     Section 20.02. General. If, during the Lease Term or the Renewal Term there is any taking by condemnation of all or any part of the Premises, or any interest in this Lease, the rights and obligations of the parties shall be determined pursuant to this Article 20.

     Section 20.03. Total Taking of Premises. In the event the Premises or a substantial part thereof rendering the balance unusable, in Tenant's reasonable judgment, shall be taken by condemnation, then the estate and interest of the Tenant in the Premises shall upon such taking cease and Tenant shall have no further rights or obligations under this Lease.

     Section 20.04. Taking of Less Than All of the Premises. Landlord or Tenant may elect to terminate this Lease due to a condemnation which takes part of the Premises only in the event of a taking of twenty percent (20%) or more of the total number of rentable square feet in the Buildings. This Lease shall otherwise remain in effect. Landlord or Tenant shall exercise its rights to terminate this Lease pursuant to this Section 20.04 (if at all) by giving notice of such exercise to the other party within thirty (30) days after the nature and extent of the taking have been finally determined and Tenant has been notified of such determination by Landlord. If Landlord or Tenant elects to terminate this Lease as provided in this Section 20.04, then Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty
(30) days, nor later than ninety (90) days, after a party has notified the other party of its election to terminate; provided, however, that this Lease shall terminate on the date of taking, if the date of taking falls on a date before the date of termination so designated by such party. If Landlord or Tenant does not terminate this Lease by notice provided within such thirty (30) day period, then this Lease shall continue in full force and effect, except that all sums payable by Tenant, if not reduced pursuant to other provisions of this Lease, shall be reduced as hereinafter provided.

     Section 20.05. Reduction in Rent. If any portion of the Premises is taken by condemnation, and this Lease remains thereafter in full force and effect, then, on the date of taking, the Basic and Additional Rental and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions


Lease - 23
of this Lease, be reduced by that amount which is determined by multiplying the Basic and Additional Rental or such other sum (as applicable) by a fraction, the numerator of which shall be the total number of Rentable Square Feet in the Buildings so taken, and the denominator of which shall be the total number of Rentable Square Feet in the Buildings immediately before the date of taking.

     Section 20.06. Restoration. If there is a partial taking of the Premises, and this Lease remains thereafter in full force and effect, then Landlord, at its sole cost, shall accomplish all necessary restoration. Basic and Additional Rental and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated or reduced during the period from the date of taking, until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of Basic and Additional Rental or such other sum shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

     In the event the amount received by reason of said partial taking is not enough to accomplish the necessary restoration, then the amount of the short fall shall be amortized at 10% per annum on a monthly basis and Tenant shall pay Landlord this monthly amount as Additional Rental for a 5 year term, but in any event not longer than the expiration of the Lease Term or the Renewal Term.

     Section 20.07. Award. In the event of the exercise of the right of eminent domain or condemnation, the entire award shall belong to the Landlord except that Tenant may be entitled to receive any award for moving expenses.

     Section 20.08. Temporary Taking. If there is a total or partial taking of the Premises for a period which is less than the remaining term of this Lease, then all of the provisions of this Lease shall remain in full force and effect, except that Basic and Additional Rental and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated during such period of taking, based upon the extent to which the taking interferes with Tenant's use of the Premises, and the Landlord shall be entitled to whatever Award may be paid for the taking of the Premises for the period involved; provided, however, that if there is a total taking of the Premises for a temporary period of more than thirty (30) days, either party may elect to terminate this Lease by giving notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined. If this Lease terminates as provided in this Section 20.08, the award shall be paid to Landlord and Tenant as set forth in Section 20.07.

                             ARTICLE 21 - NO MERGER

     Section 21.01. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or Lease - 24 subtenancies.

                       ARTICLE 22 - SURRENDER OF PREMISES

     Section 22.01. Surrender. At the end of the Lease Term, or Renewal Term (if the Tenant has exercised its option for a Renewal Term) or upon the sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions thereto by whomsoever made, broom clean and in the same condition as received or first installed, excepting only ordinary wear and tear and damage by fire, earthquake or other catastrophes not the fault of Tenant . Any trade fixtures, machinery, signs, and other personal property of Tenant not permanently affixed to the Premises shall remain the property of the Tenant and Tenant shall remove them from the Premises by the end of the Lease Term or Renewal Term. Any such property not so removed shall be deemed abandoned by Tenant, and at Landlord's election by notice to Tenant, title to the same shall thereupon pass to Landlord. If Landlord does not elect by notice to Tenant to take title to the abandoned property of the Tenant, Landlord may dispose of the abandoned property without accountability and Tenant shall be liable to Landlord for and shall pay to Landlord forthwith on demand the costs of removal and storage with interest and the rate of 10% per annum on all expenses from the date of expenditure by Landlord. Finally, before delivering possession of the Premises to the Landlord hereunder, the Tenant shall have: 1) removed all of the residue from the Tenant's manufacturing processes (including soot and rubber shavings) to the extent reasonably practical, 2) steam cleaned the Buildings in a commercially reasonable manner, and 3) repainted the Buildings. Tenant shall make any repairs required under this section 22.01 and surrender all keys to the Premises.

                            ARTICLE 23 - ABANDONMENT

     Section 23.01. Abandonment. Tenant shall not abandon the Premises (as evidenced by Tenant's failure to pay all Basic and Additional Rental and Additional Charges due under this Lease for more than two (2) consecutive weeks, at any time during the Lease Term or Renewal Term). However, if Tenant does abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, and be subject to the applicable provision of
Section 22.02.

                        ARTICLE 24 - ESTOPPEL CERTIFICATE

     Section 24.01. Estoppel Certificate. At any time, and from time to time, but not less than twenty (20) days after prior written notice from Landlord, or such longer period of time as allowed by a prospective lender, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying:

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



          (a) That Tenant has accepted the Premises;

          (b) The commencement and expiration dates of this Lease;

          (c) Whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same);

          (d) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

          (e) The capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant;

          (f) The date to which Basic and Additional Rental and other sums payable hereunder have been paid;

          (g) That no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

          (h) Such other matters as may be reasonably requested by Landlord.

     Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust affecting the Premises, or any part thereof.

                ARTICLE 25 - NO LIGHT, ACCESS AND/OR AIR EASEMENT

     Section 25.01. No Light, Access and/or Air Easement. Nothing herein contained shall be construed to grant to or create in Tenant any easements of light, air or access, Tenant's rights being limited to the use and occupancy of the Premises, subject to the terms, covenants, conditions and provisions of this Lease. Any diminution or shutting off of light or air by any structure which may be erected on lands near or adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

                              ARTICLE 26 - NOTICES

     Section 26.01. Notices. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by Landlord or Tenant to or on the other, such notice or demand shall be in writing and served by mail or by facsimile transmission with receipt acknowledged. The notice or demand served by mail shall be deemed to be given or served at the time of the signing of the receipt or refusal to accept the certified or registered mail, postage prepaid, if to Landlord, addressed to Landlord at the address at which the last rental payment was made or required to be made, if to Tenant, addressed to Tenant at such address as was last specified, by Tenant. Either party may change such address by a written notice by certified or registered mail to the other, which notice shall be effective upon actual receipt by the other party. Until notified to the contrary notices shall be provided to the parties as follows:


Lease - 26

                 Landlord: AG PROPERTIES, LLC
                           c/o Giustina Land & Timber Co.
                           PO Box 989
                           Eugene, Oregon 97440
                           Fax: (541) 345-2305


                  Tenant:  OMNI PRODUCTS, INC.
                           P. O. Box 15319
                           Portland, Oregon 97293
                           Fax: (503) 230-9002

          with a copy to:  ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                           Christopher T. Matthews
                           222 SW Columbia Suite 800
                           Portland, OR 97201

Notices given by legal counsel for a party on behalf of that party shall be deemed notice given by such party.

                             ARTICLE 27 - SUCCESSORS

     Section 27.01. Successors. All of the terms, covenants and conditions hereof shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, successors and assigns of the parties hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provisions of this Lease.

                          ARTICLE 28 - REPRESENTATIONS

     Section 28.01. No Representations. It is understood and agreed by Tenant that Landlord and Landlord's agents have made no representations or promises with respect to the Premises or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease.

                       ARTICLE 29- RELATIONSHIP OF PARTIES

     Section 29.01. Relationship of Parties. The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship or principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

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




                         ARTICLE 30 - COVENANT OF TITLE

     Section 30.01. Covenant of Title. Landlord covenants that it has full right, power and authority to enter into this Lease, and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the rentals and performance of the covenants upon Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy exclusively the Premises and improvements thereon during the Lease Term or Renewal Term without hindrance or molestation from Landlord or anyone claiming by or through or under Landlord, subject to all of the terms and conditions contained herein.

                           ARTICLE 31 - FORCE MAJEURE

     Section 31.01. Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act or work required under the terms of this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of either party, then performance of such act or work shall be excused for the period of delay, hindrance or prevention and the period of the performance of any such act or work shall be extended for an equivalent period. The provisions of this Article 31 shall not operate to excuse Tenant from the prompt payment of Basic or Additional Rental or any other payments required by the terms of this Lease.

                       ARTICLE 32 - CONSTRUCTION OF LEASE

     Section 32.01. Construction of Lease. Tenant declares that it has read and understands all parts of this Lease. It is agreed that in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease.

            ARTICLE 33 - COVENANTS REGARDING ENVIRONMENTAL COMPLIANCE

     Section 33.01 Compliance with Law. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities pertaining to the Premises including, without limitation, all applicable federal, state, and local laws, regulations, or ordinances pertaining to air and water quality, Hazardous Materials, waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Tenant with respect to the Premises.

     Section 33.02. Use of Hazardous Materials. Landlord acknowledges that Tenant currently uses on the Premises diesel fuel, hydraulic oil and MDI-based Polyurethane Binders and consents to their use in accordance with the terms of this Lease. Tenant shall not cause or permit any Hazardous Material to be

Lease - 28
brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees without the prior written consent of
Landlord, which shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises.

     Section 33.03. Tenant's Indemnification of Landlord. Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney fees, consultant fees, and expert fees) which arise during or after the Lease Term or Renewal Term as a result of contamination by Hazardous Materials from the actions or omissions of Tenant or of Tenant's agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises caused or permitted by the actions or omissions of Tenant or its agents or contractors results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such Hazardous Material to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

     Without limiting the generality of any of the foregoing, the indemnification provided by this section shall also specifically cover costs incurred in connection with Hazardous Materials present or suspected to be present in the soil, ground water, or vapor on or under the Premises before the Commencement Date.

     The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     Section 33.04. Notices.

     Tenant shall immediately notify Landlord in writing of

          (a) Any leak spill or release or disposal of a Hazardous Material on or adjacent to the Premises or threat of or reasonable suspicion of any of the same;

          (b) Any enforcement, clean-up, or removal or other governmental or regulatory action threatened, constituted or completed pursuant to any Hazardous Materials laws;

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          (c) Any claim made or threatened by any person  against  Tenant or the
     Premises relating to damage, contributions, cost of recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and

          (d) Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials on or removed from the Premises.

     Further, Tenant shall supply to Landlord no later than five (5) days after Tenant first receives the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or the Tenant's use thereof in connection with Hazardous Materials or compliance with environmental laws. Tenant shall maintain copies of Hazardous Waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises and supply Landlord with copies immediately upon completion.

     Section 33.05. Spills and Releases.

          (a) In the event of a leak, spill or release of a Hazardous Substance on the Premises or the threat of or reasonable suspicion of the same, Tenant shall immediately undertake all emergency response necessary to contain, clean up and remove the Hazardous Substance and shall undertake within a reasonable time all investigatory, remedial and/or removal action necessary or appropriate to ensure that any contamination by the Hazardous Substance is eliminated. Within thirty (30) days following the completion of such investigatory remedial and/or removal action, Tenant shall provide Landlord with a certification acceptable to Landlord signed by an independent registered professional engineer certifying that all such contamination has been eliminated.

          (b) In the event that Landlord, in its sole judgment, shall determine that its interest are being injured or threatened by a leak, spill or release of a Hazardous Substance (or threat thereof) and that Tenant's actions in response thereto are inadequate to protect Landlord's interest, Landlord may take such steps as it deems necessary or desirable in connection therewith without waiving any of its rights hereunder and without being deemed to be in breach of any express or implied covenant of quiet possession.

     Section 33.06. Investigations. Landlord reserves the right to inspect tenant's management of Hazardous Substances on the Premises at any time and from time to time without notice to Tenant.

     Section 33.07. Condition Upon Termination. Upon expiration or termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and their containers form the Premises, and Tenant shall certify in writing to Landlord that no Hazardous Substance has been leaked, spilled, released or disposed of on the Premises during the term of the Lease. Tenant may provide


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such  certification  subject to exceptions  identified with  specificity only if
Tenant (1) provides Landlord with the certification of an independent registered professional engineer that any and all contamination resulting from such exceptions has been eliminated, and (2) furnished evidence to Landlord that all such contamination has been cleaned up to the satisfaction of all governmental agencies having jurisdiction.

     Section 33.08. Definition. As used herein, the terms "Hazardous Materials" or "Hazardous Substances" mean any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, petroleum products, or such other substances, materials, and wastes that are or become regulated under any applicable local, state, or federal law.

         ARTICLE 34 COVENANTS REGARDING AMERICANS WITH DISABILITIES ACT

     Section 34.01. Compliance with Law. Notwithstanding any provision of this Lease to the contrary, the following provisions shall govern the responsibility of the Landlord and Tenant to comply with the Americans with Disabilities Act of 1990 and its implementing regulations, as amended or supplemented from time to time (together, the "ADA"):

          (a) Tenant, at no cost to Landlord, shall comply with the provisions of the ADA with respect to any remodel, alteration, or expansion of the Premises that is undertaken by Landlord on behalf of Tenant. Tenant's approval of the plans, specifications, and working drawings for any such remodel, alteration, or expansion shall create no responsibility or liability on the part of Landlord for compliance with the ADA of such plans, specifications, and working drawings. Tenant, at no cost to Landlord, shall be responsible for all barrier removal on the Premises now or hereafter required by the ADA.

          (b) Tenant will hold Landlord harmless from any indemnify Landlord for all claims, demands, judgment, costs, expenses (including attorney fees), and losses arising out of or related to Tenant's failure to comply with the provisions of this Section. This provision shall survive the termination of the Lease.

          (c) Tenant's failure to comply with the provisions of this Section shall constitute a material breach and a default of this Lease by Tenant. However, Tenant shall not be in material breach or default unless such failure continues thirty (30) days after notice of the failure has been given by Landlord to Tenant, unless the failure cannot reasonably be cured within such thirty (30) day period and Tenant has commenced to cure the failure, and thereafter diligently in good faith continues to cure.

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                           ARTICLE 35 - MISCELLANEOUS

     Section 35.01. Captions. Captions throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The use of the terms "hereof", "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the exhibits, except when noted otherwise.

     Section 35.02. Time of Essence. Time is of the essence of this Lease, and of all of the provisions hereof.

     Section 35.03. Number; Gender, Joint and Several Liability. Terms used herein in the plural shall include the singular, and vice versa, and terms used herein in one gender shall include other genders, all as the context may require. If there be more than one person or entity making up Tenant, the obligations hereunder imposed upon Tenant shall be joint and several as to such persons or entitles.

     Section 35.04. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Oregon.

     Section 35.05. Recording. Tenant shall not record this Lease without the prior written consent of the Landlord. Upon the request of either party hereto, the other party shall join in the execution of a memorandum of this Lease, and the requesting party may then record such a memorandum. The memorandum shall describe the parties, the Premises, and the duration of the Lease and shall incorporate this Lease by reference.

     Section 35.06. Severability. If any provision of this Lease or any term, paragraph, sentence, clause, phrase or word appearing herein be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any manner any other provision, term, paragraph, sentence, clause, phrase or word appearing herein.

     Section 35.07. No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Premises, and shall vest no right in Tenant. This Lease shall become effective as a lease only upon execution and delivery thereof by the parties hereto.

     Section 35.08. Counterparts. This Lease may be executed in one or more counterparts all of which shall be considered one and the same Lease and shall be effective when one or more counterparts have been signed and delivered by each of the parties.

     Section 35.09. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and may not be contradicted by evidence of any prior or


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contemporaneous agreement. The parties further intend that this Lease constitute the  complete  and  exclusive  statement  of its  terms,  and that no  extrinsic
evidence   whatsoever  may  be  introduced  in  any  proceedings   (judicial  or
otherwise), if any, involving this Lease. This Lease may not be modified, in whole or in part, excepting by a writing signed by both Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of May 21, 1997.

LANDLORD:                               TENANT:

AG PROPERTIES, LLC                      OMNI PRODUCTS, INC.



By: /s/ A.J. Giustina                   By: /s/  Jeffrey A. Edwards
--------------------------------           -------------------------------------
A.J. Giustina, sole manager                 Jeffrey A. Edwards
                                       Its: Chief Financial Officer


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